                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Confidential, For Use of the Commission Only (as permitted by 14a-6(e)(2))

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                              NYMEX HOLDINGS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

        ------------------------------------------------------------------------

     (3)  Filing party:

        ------------------------------------------------------------------------

     (4)  Date filed:

        ------------------------------------------------------------------------

                              NYMEX HOLDINGS, INC.
                  ONE NORTH END AVENUE, WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                                 (212) 299-2000
                            ------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                       TO BE HELD WEDNESDAY, MAY 23, 2001

To the Stockholders of NYMEX Holdings, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of NYMEX Holdings, Inc., a Delaware corporation, will be held on May 23, 2001, at 4:00 p.m., (New York Time), at One North End Avenue, Boardroom 1010, New York, New York 10282-1101 for the following purposes:

          1. To elect three (3) Equity Holder directors to terms that each expire in the years 2004, 2003 and 2002; and

          2. To elect one (1) Futures Commission Merchant director which term ends in the year 2003, and one (1) Public director which term ends in the year 2002.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice, which you are encouraged to read carefully.

     Only Stockholders of record at the close of business on April 25, 2001 are entitled to notice of and to vote at the Special Meeting.

     All Stockholders are invited to attend the Special Meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card and proxy in the postage-prepaid envelope enclosed for that purpose in accordance with the voting instructions contained within the Proxy Statement. Any Stockholder attending the Special Meeting may vote in person even if such Stockholder has previously returned a proxy.

     A Proxy Statement and proxy card accompany this notice.

                                          By Order of the Board of Directors

                                          /s/ Gary Rizzi
                                          GARY RIZZI
                                          Corporate Secretary

Dated: May 3, 2001

                              NYMEX HOLDINGS, INC.
                              ONE NORTH END AVENUE
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                                 (212) 299-2000

                  SPECIAL MEETING TO BE HELD MAY 23, 2001 AT:
                      ONE NORTH END AVENUE, BOARDROOM 1010
                         NEW YORK, NEW YORK 10282-1101

             PROXY STATEMENT FOR A SPECIAL MEETING OF STOCKHOLDERS

     The enclosed Proxy is solicited on behalf of NYMEX Holdings, Inc. (the "Company") for use at the Special Meeting of Stockholders (the "Special Meeting") to be held on Wednesday, May 23, 2001, at 4:00 p.m., (New York Time), and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Special Meeting of Stockholders. The Special Meeting will be held at One North End Avenue, Boardroom 1010, New York, New York 10282-1101.

     All shares represented by proxy will be voted in the manner indicated on the proxy card. Your presence at the Special Meeting will not revoke your proxy, but if you vote at the meeting, that vote will revoke your proxy as to the matter on which your vote is cast.

     The Company anticipates that these proxy solicitation materials will be mailed on or about May 3, 2001 to all Stockholders entitled to vote at the Special Meeting. Only Stockholders of record as of the close of business on April 25, 2001 are entitled to notice of and to vote at the Special Meeting or any adjournment of the meeting.

                 INFORMATION CONCERNING SOLICITATION AND VOTING

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD AND PROXY IN THE PROXY ENVELOPE PROVIDED.

     At the annual meeting of Stockholders held on March 20, 2001, the Company's Stockholders approved an amendment to the Company's Certificate of Incorporation and Bylaws to increase the size of the Company's Board of Directors from 22 to 25 by adding a new category of directors consisting of three Equity Holders. One of the purposes of the Special Meeting is to elect three Equity Holder directors to fill the newly-created directorships. In addition, you are also being asked to elect two directors to fill open positions on the Board that are currently vacant in the Futures Commission Merchant and Public director categories.

RECORD DATE

     The Company's holders of record of voting stock at the close of business on April 25, 2001 are entitled to notice of the Special Meeting and to vote at the Special Meeting. At the Record Date, the Company's voting stock includes 816 shares of issued and outstanding common stock with a par value of $0.01 per share.

VOTING BY PROXY

     You may vote your share of stock by your signed, written proxy. You have been provided with the number of proxy cards and proxy envelopes equal to the number of shares of common stock of the Company held by you, which corresponds to the number of New York Mercantile Exchange, Inc. ("NYMEX Exchange") seats that you own or that are registered in your name under an ABC Agreement. The following procedures shall be followed for voting by proxy:

          1. Complete the proxy card indicating your vote by marking an "X" next to the name of no more than the number of open positions stated in the directions for that category.

          2. Insert the proxy card into the proxy envelope, sign the proxy and seal the envelope. Make certain that you complete the proxy printed on the back of the envelope. Please note that the date must be inserted, and you must sign and print your name on the proxy envelope where indicated. If the proxy and proxy card are not properly filled out, each will be null and void.

          3. Only one proxy card may be inserted into each proxy envelope. If more than one proxy card is inserted into a proxy envelope, all such votes will be null and void. Any proxy card received by the Office of the Corporate Secretary without the enclosed proxy envelope will be null and void.

          4. If the number of proxy cards submitted by a Stockholder exceeds the number of shares of common stock owned or registered to him by virtue of an ABC Agreement, the proxy(ies) bearing the latest date(s) shall be presumed to revoke all proxy(ies) bearing earlier dates.

          5. If the number of proxy cards submitted by a Stockholder exceeds the number of shares of common stock owned or registered to a Stockholder by virtue of an ABC Agreement and such proxy(ies) each bear the latest date, all proxy(ies) signed by the Stockholder shall be null and void.

          6. A Stockholder who personally attends and casts a vote at the Special Meeting shall be presumed to have revoked all proxy(ies) previously issued by the Stockholder as to the matter on which such vote is cast.

          7. In order to be accepted, proxy(ies) must be received by the Office of the Corporate Secretary located at NYMEX Holdings, Inc., One North End Avenue, Suite 1548, New York, New York 10282-1101, Attention: Donna Talamo, telephone number (212) 299-2372, no later than 4:00 p.m. (New York Time) on Wednesday, May 23, 2001. Proxy(ies) received after 4:00 p.m. (New York
     Time) on Wednesday, May 23, 2001 will not be counted. For your convenience, a self-addressed, postage-paid envelope is enclosed.

          8. Stockholders may vote by facsimile. The fax number is (212) 301-4645. In order to vote by fax, your fax must be received by 4:00 p.m. (New York Time) on Wednesday, May 23, 2001 and must be in the form of the enclosed proxy card and proxy. A Stockholder with more than one share of stock who wishes to vote via fax must submit a separate proxy card and proxy for each share owned or held by virtue of an ABC Agreement in his name.

     The death or incapacity of a person who gives a proxy will not revoke the proxy, unless the fiduciary who has control of the shares represented by the proxy notifies the Office of the Corporate Secretary in writing of such death or incapacity.

REVOCABILITY OF PROXY

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Office of the Secretary of the Company at or before the taking of the vote at the Special Meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the Special Meeting and voting in person.

VOTING AND SOLICITATION

     Each share of common stock is entitled to one vote on all matters presented at the Special Meeting. Stockholders do not have the right to cumulate their votes in the election of directors.

     Shares of common stock represented by properly executed proxy(ies) will, unless such proxy(ies) has been previously revoked, be voted in accordance with the instructions indicated thereon. No business other than that set forth in the Notice of Special Meeting is to come before the meeting.

     The Company will bear the cost of soliciting proxies. The Company is soliciting proxies by mail. Directors and Stockholders may solicit proxies personally, by facsimile or by telephone. The Company will bear the cost associated with Director solicitation, but will not bear the cost of solicitation by Stockholders. ANY QUESTIONS OR REQUESTS FOR ASSISTANCE REGARDING THE SPECIAL MEETING, PROXY STATEMENT, PROXY CARD OR

PROXY MAY BE DIRECTED TO: OFFICE OF THE CORPORATE SECRETARY - NYMEX HOLDINGS, INC., ONE NORTH END AVENUE, SUITE 1548, NEW YORK, NEW YORK 10282-1101,
ATTENTION: DONNA TALAMO, TELEPHONE: (212) 299-2372, FAX: (212) 301-4645.

QUORUM; REQUIRED VOTE; ABSTENTIONS; NON-VOTES

     The presence in person or by proxy of the holders of one-third of the outstanding shares of the Company's common stock is necessary to constitute a quorum for the transaction of business at the Special Meeting. Each election of a director shall be determined by a plurality of the votes cast. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the meeting for purposes of establishing a quorum. Abstentions and non-votes will also be counted for purposes of determining the presence or absence of a quorum. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum but have no other legal effect under Delaware law.

                                    PROPOSAL

                             ELECTION OF DIRECTORS

NOMINEES

     The Certificate of Incorporation and Bylaws of the Company provide for a Board of Directors of twenty-five (25) directors. At present, there are three
(3) new positions and two (2) vacancies on the Board of Directors. The three (3) Equity Holder positions will expire at the 2004, 2003 and 2002 Annual Meetings of Stockholders, respectively. Each Stockholder will be entitled to vote for three nominees in the Equity Holder category, one to fill each position. The three (3) nominees in the Equity Holder category receiving the highest number of affirmative votes shall be elected as directors. Of the three elected candidates, the candidate receiving the most votes will be elected to the term expiring 2004, the candidate receiving the second highest number of votes will be elected to the term expiring 2003, and the candidate receiving the third highest number of votes will be elected to the term expiring 2002.

     The term of office for the vacancy in the Futures Commission Merchant director category will expire in 2003. The Futures Commission Merchant director nominee receiving the highest number of affirmative votes will be elected. The term of office for the vacancy for the Public director category will expire in 2002. The Public director nominee receiving the highest number of affirmative votes will be elected.

     The name of each nominee, together with his respective category, is set forth below:

                             EQUITY HOLDER CATEGORY

CATALDO CAPOZZA                       Member since 1983                                         Age 57

Mr. Capozza has been the President of SRC, a real estate development and sales company, and Netvest, Inc., an internet consultancy and financing company, since 1992. Mr. Capozza has previously served as the former President and Chief Executive of companies in the petroleum products terminal, wholesale distribution and retail sales businesses.

JOSEPH CICCHETTI                      Member since 1974                                         Age 48

Mr. Cicchetti is a member of NYMEX Exchange and the New York Board of Trade. Mr. Cicchetti is currently trading, managing and consulting with some of the larger futures and NASDAQ day trading operations located at NYMEX Exchange. Mr. Cicchetti has traded commodities on NYMEX Exchange as a ring trader and floor broker for more than twenty-seven years.

STEVEN CRYSTAL                        Member since 1980                                         Age 45

Mr. Crystal has been the President and Chief Executive Officer of Crystal Ball Services since 1980. He has been a Floor Broker and an Independent Office Trader since 1980.

STEPHEN DURANTE                       Member since 1981                                         Age 48

Mr. Durante has been a local trader on the New York Board of Trade since 1995. He has been in the commodities industry for twenty-five years.

STEVEN ERRERA                         Member since 1981                                         Age 54

Mr. Errera has been affiliated with NYMEX Exchange for 32 years. He began on the floor of NYMEX Exchange in 1969 and subsequently served as the Assistant Manager of the Clearing House. In 1980, Mr. Errera became a Vice President of Marketing. In that capacity he established NYMEX Exchange's marketing department and created Metals in the News and Energy in the News. He was also responsible for writing the No. 2 Heating Oil Futures Contract and the Leaded Gasoline (forerunner of the Unleaded) Futures Contract.

JOEL FABER                            Member since 1988                                         Age 60

Mr. Faber founded Faber's Futures in 1978 to trade on behalf of major oil and gasoline companies. He was elected to the Board of Directors of NYMEX Exchange for two consecutive terms from 1982 to 1989 and served on the Executive Committee for three years. Since leaving the trading floor in 1990, Mr. Faber has served as an arbitrator with the National Association of Securities Dealers
(NASD).

GARY LAPAYOVER                        Member since 1974                                         Age 50

Mr. Lapayover served as NYMEX Exchange's Vice Chairman from 1996 to 1998 and was first elected to the Board of NYMEX Exchange in 1988. He became a member of the Executive Committee in 1990 and was appointed Secretary in 1992 serving in that capacity until his election as Vice Chairman in 1996. He traded on the floor continuously from 1974 until 1999.

DAVID LAZARUS                         Member since 1979                                         Age 59

Mr. Lazarus has been a consultant for D.F. Goldsmith Chemical & Metals Corp since 2000. Prior to that time, Mr. Lazarus was a Vice President of D.F. Goldsmith & Metals Corp. Mr. Lazarus has been a member of the New York Board of Trade since 1979.

STANLEY LEVIN                         Member since 1966                                         Age 65

Mr. Levin served on the Board of Directors of NYMEX Division's from 1989 to 1992.

MICHEL MARKS                          Member since 1974                                         Age 51

Mr. Marks was Chairman of NYMEX Exchange from 1978 to 1987. He was previously the President of Merc Oil and had been a trader since 1974. He is presently working as a consultant and teaching in New Jersey.

JOHN MOORE                            Member since 1976                                         Age 50

Mr. Moore has been a managing partner in the COMEX Division floor brokerage firm of Smith & Moore since 2000. In 1990, he was elected to the COMEX Board of Governors. In 1994, he was elected Chairman of the COMEX Governors Committee and served in that capacity until March of 2001.

STEPHEN RENOV                         Member since 1983                                         Age 50

Mr. Renov has been a technical analyst to the floor community as proprietor of Nervtec Services since 1986. From 1983 to 1998, Mr. Renov was an independent floor trader. Prior to that time he was a Partner in Trendline Trading Corp., a floor brokerage operation.

ROBERT SAHN                           Member since 1981                                         Age 43

Mr. Sahn was the first independent member of NYMEX Exchange to become a member of the International Petroleum Exchange where he owned RIS Commodities Ltd. From 1984 to 1994, Mr. Sahn owned RIS Commodities, a floor brokerage operation.

SOL TANNE                             Member since 1973                                         Age 77

Mr. Tanne was a past NYMEX Exchange Board member. In 1977, he was elected First Vice President of the NYMEX Division.

JAMES ZAMORA                          Member since 1985                                         Age 50

Mr. Zamora was first elected to NYMEX Exchange's Board of Directors in 1990. In 1988, Mr. Zamora became a founding partner of ZAHR Trading, an options market-making firm with representation on the four (4) New York commodities exchanges. In 1997, Mr. Zamora was employed by Man Financial Inc., and became an Executive Vice President in 2000.

                      FUTURES COMMISSION MERCHANT CATEGORY

JOHN MCNAMARA                         Member since 1986                                         Age 44

Mr. McNamara has been a Vice President of Banc One Brokerage International Corporation since 1999. From 1992 to 1998, he was a floor broker for ABN AMRO, Inc. Prior to that, he worked for various FCMs. Mr. McNamara has been an options floor trader on NYMEX Exchange since 1986. Mr. McNamara has been a COMEX member since 1983 where he had previously traded options.

STANLEY MEIERFELD                     Member since 1971                                         Age 53

Mr. Meierfeld had served on the Board of Directors of NYMEX Exchange for eighteen (18) years, including a term as Vice Chairman. He is a member of Kottke Associates, LLC and holds the operating title of Vice President in managing Kottke's New York futures-related operations.

PETER MEYER                           Member since 1999                                         Age 43

Mr. Meyer has been a Senior Vice President with Spears, Leeds & Kellogg since 2000 where he manages the futures division. Previously, he was a full member of the Chicago Board of Trade from 1987-1999.

                                PUBLIC CATEGORY

GEORGE BURMAN                                                                                   Age 48

Mr. Burman has been the dean of the School of Management at Syracuse University since July 1, 1990. He was previously President of American Gilsonite, a subsidiary of Chevron Corporation. Mr. Burman previously served on the Board of Directors of NYMEX Exchange from 1993 to 1999. He is a member and past President of the Middle Atlantic Association of Colleges of Business Administration.

MELVYN FALIS                                                                                    Age 61

Mr. Falis is currently a partner in Gusrae, Kaplan & Bruno, PLLC since 1987. He has been a public member of the Board of Directors of NYFE and the Commodity Floor Brokers and Traders Association since 1999. He served as General Counsel of NYMEX Exchange from 1977 to 1983 and was a principal author of the Heating Oil Contract. Prior to serving as NYMEX Exchange's General Counsel, he was commodities and securities counsel for a Futures Commission Merchant.

LEE WHITE                                                                                       Age 77

Since 1995, Mr. White has served as Counsel to Spiegel & McDiarmid, a Washington, D.C. based law firm representing municipal and cooperatively owned electric utilities across the country. In 1980, Mr. White joined the Board of NYMEX Exchange as a Public director. He has also served on the following boards of directors: District of Columbia Bar, Environmental Defense Fund, National Regulatory Research Institute, the Central Hudson Gas & Electric Corporation, and Generic Pharmaceutical Industry Association.

INFORMATION ABOUT DIRECTORS WHOSE TERMS ARE NOT EXPIRING

                                                                     DIRECTOR    TERM
NAME                                                          AGE     SINCE      ENDS
----                                                          ---    --------    ----
Vincent Viola...............................................  45       2001      2004
Mitchell Steinhause.........................................  53       1992      2002
Richard Schaeffer...........................................  48       1990      2002
Gary Rizzi..................................................  46       1995      2004
Madeline Boyd...............................................  48       1998      2004
Robert Coakley..............................................  38       1999      2002
J. Robert Collins, Jr.......................................  35       2001      2004
John Conheeney..............................................  72       1996      2003
Kenneth Garland.............................................  52       2001      2004
Anthony George Gero.........................................  64       1999      2002
David Greenberg.............................................  36       2000      2003
E. Bulkeley Griswold........................................  62       1996      2003
Jesse Harte.................................................  42       2000      2003
Scott Hess..................................................  44       1997      2003
Steven Karvellas............................................  41       1996      2002
Harley Lippman..............................................  46       1999      2004
Kevin McDonnell.............................................  41       1999      2002
Gordon Rutledge.............................................  47       2001      2004
Richard Saitta..............................................  51       1993      2003
Robert Steele...............................................  62       1999      2004

INFORMATION REGARDING THE BOARD OF DIRECTORS

VINCENT VIOLA                         Chairman                                                  Age 45

Mr. Viola was elected Chairman in 2001. In 1985, Mr. Viola founded Pioneer Futures, Inc., a clearing member of NYMEX Exchange, COMEX and the New York Board of Trade. In 1987, Mr. Viola formed the First Bank Group which operates community banks in Dallas and the surrounding Texas area. From 1993 to 1996 he served as Vice Chairman of the Board of NYMEX Exchange. During his tenure, Mr. Viola served as chairman of the strategic planning committee and was instrumental in developing the NYMEX ACCESS(R) electronic trading platform. In 1990, he formed a proprietary futures and options trading group on NYMEX Exchange and the International Petroleum Exchange.

MITCHELL STEINHAUSE                   Vice Chairman                                             Age 53

Mr. Steinhause was elected Vice Chairman of the Board in March 2000. He is presently an independent floor broker. He has previously served as Corporate Secretary and has been a member of NYMEX Exchange since 1975 as both a floor broker and a local trader.

RICHARD SCHAEFFER                     Treasurer                                                 Age 48

Mr. Schaeffer has been a Senior Vice President and Director of Global Energy Futures for ABN AMRO, Inc. since 1997. Mr. Schaeffer has been NYMEX Division's Treasurer since March 1993. Previously, he was Senior Vice President/Director of the Chicago Corp., which was a clearing member of both NYMEX Exchange and the COMEX Division until its merger with ABN AMRO, Inc.

GARY RIZZI                            Secretary                                                 Age 46

Mr. Rizzi has been has been the Company's Secretary since 2001. He has been a director since 1995. Mr. Rizzi has been a Vice President of AGE Commodity Clearing Corp. since 2001 and was an Associate Vice President since 1985. Mr. Rizzi has served on the Executive Committee since 2000. He is also a member of the COMEX Division and both divisions of the New York Board of Trade.

MADELINE BOYD                                                                                   Age 48

Ms. Boyd has been a member of NYMEX Exchange since 1984, and has traded gasoline for more than sixteen (16) years. She was elected to the Board of Directors in 1998. Ms. Boyd also serves as a director of the Commodity Floor Brokers and Traders Association and Futures and Options for Kids.

ROBERT COAKLEY                                                                                  Age 38

Mr. Coakley has been a member of NYMEX Exchange since 1990 and a director since 1999. From 1995 to 1998, Mr. Coakley was President of WIN Futures. From 1998 to 2000, he was a Vice President of FIMAT USA, Inc. In March 2000, Mr. Coakley reassumed his position as President of WIN Futures. Pursuant to a settlement agreement reached with Mr. Coakley, the National Futures Association restricted Mr. Coakley's registration as a floor broker for two years effective July 28, 1999. This restriction on registration will be removed after this two-year period if Mr. Coakley is not charged with a violation of the Commodity Exchange Act, National Futures Association requirements, self-regulatory organization rules or any statue rule or regulation of any law enforcement or regulatory agency.

J. ROBERT COLLINS, JR                                                                           Age 35

Mr. Collins is Senior Vice President of natural gas trading at El Paso Merchant Energy-Gas, LP., a division of El Paso Energy Corp. Mr. Collins directs the natural gas derivatives portfolio. Before joining El Paso in 1997, Mr. Collins was a natural gas and crude oil options market maker with Pioneer Futures, Inc. on the floor of NYMEX Exchange. Mr. Collins has been a member of NYMEX Exchange since 1996.

JOHN CONHEENEY                                                                                  Age 72

Mr. Conheeney has been retired since 1994. Formerly he was a member of the Board of Directors for the Chicago Board of Trade, the Chicago Mercantile Exchange, Globex and the COMEX Division.

KENNETH GARLAND                                                                                 Age 52

Mr. Garland began trading on NYMEX Exchange as a local trader in 1981. In 1982 and 1983, he also acted as a floor broker. Since 1983, he has traded exclusively as a local trader. In 1994, he was recommended by NYMEX Exchange to represent the National Futures Association membership appeals subcommittee, a position he holds to this day.

ANTHONY GEORGE GERO                                                                             Age 64

Mr. Gero has been a Senior Vice President - Investments and a First Vice President of the Futures Division of Prudential securities Inc., since 1988. Mr. Gero had first served as a director in 1976 and has been a member of NYMEX Exchange since 1966. He is also the Chairman of the NYMEX PAC and Chairman of the Commodity Floor Brokers and Traders Association. Mr. Gero is currently a board member of the New York Futures Exchange and FINEX and was previously a director of the Commodity Clearing Corporation.

DAVID GREENBERG                                                                                 Age 36

Mr. Greenberg has been the President of Sterling Commodities Corp., a commodity trading firm, since 1996. Mr. Greenberg has been a member of NYMEX Exchange since 1990 and of the COMEX Division since 1988. He also serves as a member of the New York Board of Trade and as a director of the Commodity Floor Brokers and Traders Association.

E. BULKELEY GRISWOLD                                                                            Age 62

Mr. Griswold has been the Managing Director of L&L Capital Partners since 1997. Since 1983, Mr. Griswold has been President and General Partner of Market Corp. Ventures, a Division of Market Corp. of America. He also serves on the boards of Southern Connecticut Advisory Board of Fleet Bank, the Trust Company of Connecticut and Scan-Optics, Inc.

JESSE HARTE                                                                                     Age 42

Mr. Harte has been employed by Duke Energy Trading and Marketing, LLC., a commodity trading firm since 1996. Mr. Harte has been a member of NYMEX Exchange since 1983. He was formerly an owner of Bay Area Petroleum, a large independent floor brokerage operation and a Senior Vice President of Daiwa Securities, a Futures Commission Merchant.

SCOTT HESS                                                                                      Age 44

Mr. Hess has been a partner in G&H Commodities since 1987. Mr. Hess has been a member of NYMEX Exchange since 1982. He is also a director of the Commodity Floor Brokers and Traders Association.

STEVEN KARVELLAS                                                                                Age 41

Mr. Karvellas has been an independent floor broker since 1990. Mr. Karvellas has been a member of both NYMEX Exchange and the COMEX Division since that time. He began his career as a clerk on COMEX in 1984 and was elected to the COMEX Board of Governors in 1987.

HARLEY LIPPMAN                                                                                  Age 46

Mr. Lippman is the founder and owner of the information technology consulting company Genesis 10, which he founded in 1999. He was also the founder and sole owner of Triad Data Inc., an information technology consulting firm that he sold in 1998. Mr. Lippman serves on the advisory board of the Columbia University School of International and Public Affairs.

KEVIN MCDONNELL                                                                                 Age 41

Mr. McDonnell has been an independent floor broker since 1985. Mr. McDonnell has been a member of NYMEX Exchange since 1984.

GORDON RUTLEDGE                                                                                 Age 47

Mr. Rutledge began his career as the commodity newswire editor at Merrill Lynch in 1976. He became a broker in 1981. In 1991, Mr. Rutledge started Onyx Brokerage Inc. He has been a Vice President of AAA Capital Management since December 1997.

RICHARD SAITTA                                                                                  Age 51

Mr. Saitta has been an independent floor broker and President of Star Futures Corp. since 1983. He has been a member of NYMEX Exchange since 1976 and a director since 1993.

ROBERT STEELE                                                                                   Age 62

Mr. Steele was a Public director from 1988 to 1994 and was re-appointed to the board in 1999. He is also Vice Chairman of John Ryan Company and a director of the Merlin Retail Financial Center. Mr. Steele served as President and Chief Executive Officer of the Norwich Savings Society from 1975 to 1981, and as President and Chief Executive Officer of Dollar Dry Dock Bank of New York from 1985 to 1990. Mr. Steele served as a Representative in the United States Congress from 1970 to 1974. Mr. Steele serves on the Board of Directors of SmartServ Online, Scan Optics, Inc., NLC Insurance Companies and is Chairman of the Board of Moore Medical Corp.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors of the Company held a total of fifteen (15) meetings, including three (3) special meetings, during 2000. None of the Directors attended less than 75% of the meetings. The Board has established Executive, Audit, Finance, Compensation and certain other committees. It does not have a Nominating Committee.

EXECUTIVE COMMITTEE

     The Executive Committee consists of Vincent Viola, Mitchell Steinhause, Richard Schaeffer, Gary Rizzi and Steven Karvellas. This Committee met sixty
(60) times in the year 2000. The Executive Committee may exercise the authority of the Board. The Executive Committee shall perform other duties as are specified by the Board or as are provided in the Company's Bylaws and Rules.

AUDIT COMMITTEE

     The Audit Committee consists of E. Bulkeley Griswold, John Conheeney, Robert Steele and Vincent Viola. This Committee met four (4) times in 2000. The Audit Committee makes recommendations concerning the engagement of public accountants, reviews with the public accountants the scope and results of the audit engagement, approves professional services provided by the public accountants, reviews the independence of the public accountants, considers the range of audit and non-audit fees and reviews the adequacy of the Company's internal accounting controls.

FINANCE COMMITTEE

     The Finance Committee consists of Richard Schaeffer and Robert Coakley as well as other non-Board members. This Committee met fifteen (15) times in the year 2000. The Finance Committee exercises general supervision over the financial affairs of the Company. It examines and causes to be audited the accounts of the Company by such certified accountant or accountants as may, upon its recommendation, be approved by the Board, and prescribes the methods and procedures of keeping the accounts of the Company. It supervises all investments authorized by the Board. It recommends to the Board the financial institutions in which the Company's funds may be deposited and the separate accounts to be opened, maintained and designated for deposits and disbursements for various purposes.

COMPENSATION COMMITTEE

     The Compensation Committee consists of Vincent Viola, Mitchell Steinhause, Richard Schaeffer, E. Bulkeley Griswold and John Conheeney. The Compensation Committee serves in an advisory capacity relating to issues of executive compensation. Compensation Committee meets on an annual basis. Compensation levels for the Company's President and Executive Vice President are determined by the Executive Committee and compensation for the Chairman and Vice Chairman are determined by the Board.

                             AUDIT COMMITTEE REPORT

     The Audit Committee is comprised of independent Public directors and the Chairman of the Company, and operates under a written charter adopted by the Committee and the Board of Directors. A copy of the Committee's charter is attached to this proxy statement as Appendix A.

     Management has the primary responsibility for the Company's financial statements and the reporting process, including the system of internal controls. Deloitte & Touche LLP, the independent public accountants for the Company, are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee monitors these processes.

     In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters in accordance with Statement on Auditing Standards No. 61 "Communication With Audit Committees."

     The independent accountants provided to the Audit Committee the written disclosures required by the Independence Standards Board No. 1 "Independence Discussions With Audit Committee." The Audit Committee discussed with the accountants the accountants independence.

     The Audit Committee discussed with the Company's internal auditor and independent accountants the plans for their respective audits. The Audit Committee met with the internal auditors and independent accountants, with and without management present, and discussed the results of their examinations, their evaluations of the Company's internal controls and the quality of the Company's financial reporting.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the Board approve the audited financial statements for inclusion in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and the Board accepted the Audit Committee's recommendation.

SUBMITTED BY THE AUDIT COMMITTEE
E. Bulkeley Griswold (Committee Chairman)
Vincent Viola
Robert Steele
John Conheeney

                              INDEPENDENT AUDITORS

     Deloitte & Touche LLP audited the Company's financial statements for the year ended December 31, 2000. The table below provides information concerning fees billed for which the Company was billed in the last fiscal year for services rendered by Deloitte & Touche LLP:

DESCRIPTION OF FEES                                           AMOUNT OF FEES
-------------------                                           --------------
Audit Fees:.................................................    $  172,400
Financial Information system
  Design and Implementation Fees:...........................    $        0
All Other Fees:.............................................    $1,357,506

     The Audit Committee has reviewed the above fees for non-audit services and believes such fees are compatible with the independent accountants' independence.

     The Audit Committee has not at this time selected an accounting firm to audit our financial statements for the year ending December 31, 2001. The selection will be discussed at meetings of the Audit Committee and the Board of Directors to be held after the Special Meeting.

                             PRINCIPAL STOCKHOLDERS

     The following table illustrates that (i) as of March 27, 2001, no director or executive officer of the Company owned more than 1% of all the outstanding shares of common stock and (ii) no person is the beneficial owner of 5% or more of the shares of common stock of the Company. The table sets forth information in respect of directors, executive officers named in the compensation table on pages 11 and 13 and directors and executive officers as a group. A person has beneficial ownership over shares if the person has voting or investment power over the shares.

                                                               SHARES OF
                                                                 COMMON        PERCENT OF
                                                                 STOCK        COMMON STOCK
                                                              BENEFICIALLY    BENEFICIALLY
NAME OF BENEFICIAL OWNER                                         OWNED           OWNED
------------------------                                      ------------    ------------
DIRECTORS
Vincent Viola...............................................        1               *
Mitchell Steinhause.........................................        1               *
Richard Schaeffer...........................................        4               *
Gary Rizzi(1)...............................................        1               *
Madeline Boyd...............................................        1               *
Robert Coakley..............................................        1               *
J. Robert Collins, Jr.(2)...................................        3               *
John Conheeney..............................................        0               *
Kenneth Garland.............................................        1               *
Anthony George Gero.........................................        2               *
David Greenberg.............................................        1               *
E. Bulkeley Griswold........................................        0               *
Jesse Harte(3)..............................................        1               *
Scott Hess..................................................        1               *
Steven Karvellas............................................        1               *
Harley Lippman..............................................        0               *
Kevin McDonnell.............................................        1               *
Gordon Rutledge.............................................        1               *
Richard Saitta..............................................        1               *
Robert Steele...............................................        0               *

EXECUTIVE OFFICERS
Neal Wolkoff, Esq...........................................        0               *
David Keller................................................        0               *
Christopher Bowen, Esq......................................        0               *
All directors and executive officers as a group.............       22             2.6%

---------------
* Less than one percent

(1) Mr. Rizzi has entered into an ABC Agreement with AGE Commodity Clearing
    Corp.

(2) Mr. Collins has entered into an ABC Agreement with El Paso Merchant Energy--Gas LP.

(3) Mr. Harte has entered into an ABC Agreement with Duke Energy Trading and Marketing, LLC.

ABC AGREEMENT

     An "ABC Agreement" is an agreement in which a member designates an individual to exercise voting rights and other membership privileges, but does not give the individual the power to dispose of a membership. The provisions of an ABC Agreement also apply to the common stock of the Company shown to be beneficially owned by the director.

            CERTAIN BUSINESS RELATIONSHIPS AND RELATED TRANSACTIONS

     Pioneer Futures, Inc., of which the Chairman of the Board of the Company is the sole shareholder, currently leases from NYMEX Exchange approximately 41,768 square feet of space at the One North End Avenue facility. Pioneer has nine (9) leases as follows: (1) 5,019 square feet expiring on November 2, 2002; (2) 10,360 square feet expiring on December 4, 2002; (3) 2,840 square feet expiring on December 15, 2002; (4) 561 square feet expiring on January 1, 2003; (5) 1,372 square feet expiring on June 1, 2003; (6) 792 square feet expiring on August 1, 2003; (7) 1,213 square feet expiring on September 1, 2003; (8) 718 square feet expiring on December 1, 2003; and (9) 18,893 square feet expiring on July 1, 2005. The current aggregate annual rent for these spaces is $1,601,162.

     Sterling Commodities Corp., of which a director of the Company is the President, currently leases from NYMEX Exchange approximately 6,253 square feet of space at the One North End Avenue facility. The lease expires on November 23, 2002. The current annual rent for this space is $225,108. The director's father is Chief Executive Officer and 100% owner of Sterling Commodities Corp.

     Genesis 10, of which a Public director of the Company is the founder and Chief Executive Officer, is an information technology consulting firm. This Public director owns 90% of the equity interest of Genesis 10. The Company has entered into a written contractual relationship with Genesis 10 pursuant to which Genesis 10 provides the services of one temporary Senior Developer/Architect. The Company has paid approximately $395,000 to Genesis 10 for services rendered from October 1999 to March 27, 2001. If the Senior Developer/ Architect is hired on a permanent basis, NYMEX Exchange will be obligated to pay Genesis 10 a fee of 30% of annual compensation.

     The Company has provided financial guarantees and pledged collateral relating to a membership seat financing program with one of its banks. Pursuant to this program, the member remains primarily liable for the loan that is used to purchase an interest in the Company. The Company's guarantee is limited to the lesser of $500,000 or 50% of the purchase price of the membership interest, and the Company has the right to liquidate the interest if the member defaults on the loan. Under the program, the Company may issue guarantees totaling, in the aggregate, up to $11 million. As of March 10, 2001, the following directors had loan balances relating to this program of greater than $60,000: Robert Coakley ($322,910) and Steven Karvellas ($232,750).

                         EXECUTIVE OFFICER COMPENSATION

     The Summary Compensation Table below sets forth information in respect of the compensation of the Chairman of the Company during 2000 and the persons who were, at December 31, 2000, the other four (4) most highly-compensated executive officers of the Company and its subsidiaries during 1998, 1999 and 2000.

                           SUMMARY COMPENSATION TABLE

                                                              ANNUAL COMPENSATION (1),(2)
                                                         --------------------------------------
                                                                                    ALL OTHER
NAME AND PRINCIPAL POSITION                      YEAR     SALARY       BONUS       COMPENSATION
---------------------------                      ----    --------    ----------    ------------
Daniel Rappaport,
  Chairman(3)..................................  2000    $588,462    $  700,000             --
                                                 1999          --     1,500,000     $  100,000(4)
                                                 1998          --       850,000        100,000(4)
R. Patrick Thompson, Esq.,
  President....................................  2000     299,194            --      1,800,000(5)
                                                 1999     412,500       200,000             --
                                                 1998     360,699       200,000             --
Neal Wolkoff, Esq.,
  Executive Vice President.....................  2000     422,803       250,000             --
                                                 1999     342,500       130,000             --
                                                 1998     289,699       130,000             --
David Keller,
  Chief Information Officer....................  2000     221,646       200,000             --
                                                 1999         N/A           N/A            N/A
                                                 1998         N/A           N/A            N/A
Christopher Bowen, Esq.,
  Senior Vice President and General Counsel....  2000     223,608        80,956             --
                                                 1999     198,450        76,923             --
                                                 1998     180,339        51,030             --

---------------
(1) Includes amounts deferred under the Company's 401(k) and deferred compensation plans.

(2) Perquisites and other personal benefits aggregating the lower of $50,000 or 10% of the sum of salary and bonus are not reported.

(3) Vincent Viola was elected Chairman of the Company on March 20, 2001.

(4) Represents stipend payments for serving as the Chairman of the Board of Directors.

(5) Represents special compensation payable to the late President's heirs.

                           COMPENSATION OF DIRECTORS

     Chairman Stipend. The Chairman receives an annual stipend of $600,000. The Chairman is also eligible to receive a year-end bonus in an amount to be determined and approved by the Board.

     Vice Chairman Stipend. The Vice Chairman receives an annual stipend of $100,000 as well as a fee of $1,000 for each board meeting attended. The Vice Chairman is also eligible to receive a year-end bonus in an amount to be determined and approved by the Board.

     Director Stipend. Directors receive a monthly stipend of $2,500, or $30,000 a year, and an additional fee of $1,000 for each board meeting attended. In addition, directors serving on the executive committee receive a $20,000 yearly retainer. Directors serving on the Executive Committee are also eligible to receive a year-end bonus in an amount to be determined and approved by the Board.

                              EMPLOYMENT AGREEMENT

     The Company has an employment and compensation agreement with Neal Wolkoff, Esq., one of its executive officers. This agreement provides for the named officer to earn a minimum of salary $500,000 per year through 2003. In addition to his stated annual salary, the executive shall have the opportunity to receive an annual bonus in an amount to be determined by the Board of Directors, but in no event less than $250,000 per year.

     CORPORATE TAX DEDUCTION ON COMPENSATION IN EXCESS OF $1 MILLION A YEAR

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated officers. Certain performance-based compensation is specifically exempt from the deduction limit. The Company plans to ensure that any award granted to a covered employee will qualify as performance-based compensation under Section 162(m).

                             STOCKHOLDER PROPOSALS

     Proposals that Stockholders wish be included in next year's Proxy Statement for the Annual Meeting to be held in 2002 in accordance with Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Office of the Corporate Secretary at our principal offices at One North End Avenue, New York, New York 10282-1101 no later than December 31, 2001.

                                 OTHER MATTERS

     Our management knows of no matters, other than the foregoing, which will be presented for action at the Special Meeting.

                                          By Order of the Board of Directors

                                          /s/ Gary Rizzi
                                          GARY RIZZI
                                          Corporate Secretary

Dated: May 3, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER

NYMEX HOLDINGS, INC.

     The Audit Committee shall be a regular committee and shall consist of the Chairman of the Board and three Public Directors appointed by the Board. One of the Public Directors shall serve as Chairman of the Committee.

     The Audit Committee shall:

     On an annual basis make a recommendation to the Board of Directors regarding selection, retention and discharge of independent auditors for the ensuing year; and review the scope and general extent of the independent auditors' examination, the significant audit procedures which will be utilized, and fees charged for their services.

     Review the audited financial statements and discuss them with management and the independent auditors. These discussions shall include, but not be limited to:

     - Matters required to be disclosed under Statement of Auditing Standards No. 61 (established by the Auditing Standards Board) and consideration of the quality of the Exchange's accounting principles as applied in its financial reporting.

     - A review of sensitive accounting estimates, reserves and accruals, judgement areas, audit adjustments (whether or not recorded), and other such inquiries as the Committee or the independent auditors shall deem appropriate.

     - Based on such review, the Committee shall make its recommendation to the Board as to the inclusion of the Exchange's audited financial statements in the Exchange's Annual Report on Form 10-K.

     Discuss with representatives of management and the independent auditors, the interim financial information contained in the Exchange's Quarterly Report on Form 10-Q prior to its filing and the results of the review by the independent auditors.

     On a monthly basis, or at such times as the Committee shall determine, but not less than twice each year, meet with the independent auditors, President, Senior Vice President of Finance, Vice President of Internal Audit and other personnel as the Committee deems appropriate to review:

     - The scope of the audit plan.

     - The Exchange's financial statements.

     - The results of external and internal audits.

     - The effectiveness of the Exchange's system of internal controls.

     - Any limitations imposed by Exchange personnel on the independent auditors.

     - Such other matters as the Committee shall deem appropriate upon advising the Executive Committee.

     Review the internal audit function of the Exchange, including:

     - Proposed audit programs for the coming year.

     - The coordination of such a programs with the independent auditors.

     - The extent to which recommendations made by the internal auditors or by the independent auditors have been implemented.

     - Management's response to the recommendations of the independent auditors.

     - Review, at its discretion, compliance with codes of conduct established the Exchange.

     Consult with the independent auditors, and, when appropriate, the Vice President of Internal Audit, out of the presence of management.

     Establish direct communication between the auditors and the Board.

     Initiate, at its discretion, investigations within the parameters of foregoing responsibilities, and for that purpose with the approval of the Board, retain outside legal counsel, independent auditors, or any other such experts as it may deem appropriate.

     Report to the entire Board at such time as the Committee determines, but not less than twice a year on the activities described in this Charter.

NYMEX HOLDINGS, INC.

                        FOR ENCLOSURE OF PROXY CARD ONLY

                     PLEASE BE SURE TO SIGN ATTACHED PROXY

                                  Fold Here O
                                DO NOT DETACH .

                          SCHEDULE 14A (RULE 14a-101)

          This proxy is solicited on behalf of the Board of Directors of
                              NYMEX HOLDINGS, INC.
                              ONE NORTH END AVENUE
                             WORLD FINANCIAL CENTER
                         NEW YORK, NEW YORK 10282-1101
                SPECIAL MEETING OF STOCKHOLDERS -- MAY 23, 2001

                                     PROXY
    I hereby constitute and appoint Harry Shulman and Brad Zola, and either of them, with full power of substitution, as my proxy or proxies, to appear for me in my name, place and stead, to cast in accordance with my proxy card all votes that I am entitled to cast at the Special Meeting of the Stockholders of NYMEX Holdings, Inc. to be held on May 23, 2001, and at any adjournment thereof, and to act for me in my name, place and stead, in their discretion, on any other matter which may come before the meeting. My proxy card is enclosed.

                                                      ------------------------------------------------
                                                      Signature of Stockholder

------------------------------------------------      ------------------------------------------------
Date                                                  Print Name of Stockholder

           DO NOT DETACH -- IF YOU DETACH THE PROXY FROM THE ENVELOPE
                       IT WILL INVALIDATE THE PROXY CARD

                                  Fold Here O

                                   PROXY CARD

                              NYMEX HOLDINGS, INC.

          One North End Avenue, New York, NY 10282-1101 (212) 299-2372
         Proxy Card for Election at the Special Meeting of Stockholders
                                  May 23, 2001

 Place a cross (x) next to the name of each nominee for whom you wish to vote.

--------------------------------------------------------------------------------

                                 EQUITY HOLDER
                      (Terms expiring 2004, 2003 and 2002)

                                 [ ] Cataldo Capozza
                                 [ ] Joseph Cicchetti
                                 [ ] Steven Crystal
                                 [ ] Stephen Durante
                                 [ ] Steven Errera
                                 [ ] Joel Faber
           VOTE FOR              [ ] Gary Lapayover
           THREE (3)             [ ] David Lazarus
                                 [ ] Stanley Levin
                                 [ ] Michel Marks
                                 [ ] John Moore
                                 [ ] Stephen Renov
                                 [ ] Robert Sahn
                                 [ ] Sol Tanne
                                 [ ] James Zamora

--------------------------------------------------------------------------------

                          FUTURES COMMISSION MERCHANT
                              (Term expiring 2003)

                                 [ ]  John McNamara      (JLMC)
           VOTE FOR              [ ]  Stanley Meierfeld  (STAN)
            ONE (1)              [ ]  Peter Meyer        (WIM)


--------------------------------------------------------------------------------

                                     PUBLIC
                              (Term expiring 2002)

           VOTE FOR              [ ]  George Burman
            ONE (1)              [ ]  Melvyn Falis
                                 [ ]  Lee White